THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------
                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                                          February 24, 2005


TXU Energy Company LLC
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411

Ladies and Gentlemen:

         Reference is made to the proposed exchange (Exchange Offer) by TXU Energy Company LLC, a Delaware limited liability company (Company), of any and all of the Company's outstanding Floating Rate Senior Notes due 2006 (Old Notes) for an equal principal amount of the Company's Floating Rate Exchange Senior Notes due 2006 (New Notes), as contemplated in the registration statement on Form S-4 (Registration Statement) to be filed by the Company, on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a limited liability company duly formed, validly existing and in good standing under the Delaware Limited Liability Company Act.

         2. When the Exchange Offer is consummated in the manner described in the Registration Statement, the New Notes will be legally issued and binding obligations of the Company.

         We confirm as our opinion the statements under the caption "MATERIAL UNITED STATES INCOME TAX CONSIDERATIONS" in the Registration Statement.

         This opinion is limited to (i) the laws of the State of New York; (ii) the Delaware Limited Liability Company Act, the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting such laws; and
(iii) the federal laws of the United States of America.

         We hereby consent to the use of our name in the Registration Statement and to the use of this opinion as an exhibit thereto.

                                                  Very truly yours,



                                                  /s/ THELEN REID & PRIEST LLP
                                                      THELEN REID & PRIEST LLP